Exhibit 10.4

FOURTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement is entered into as of February _5_, 2018 (the “Amendment”), by and between EAST WEST BANK (“Bank”) and IDENTIV, INC. (“Parent” or “Borrower”).

RECITALS

Parent and Bank are parties to that certain Loan and Security Agreement dated as of February 8, 2017, as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of March 27, 2017, that certain Second Amendment to Loan and Security Agreement dated as of December 19, 2017 and that certain Third Amendment to Loan and Security Agreement dated as of January 30, 2018 (collectively, the “Loan Agreement”).  The parties desire to amend the Loan Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.Parent intends to acquire all of the equity interests of 3VR Security, Inc., a California corporation (“Target”) in exchange for cash consideration and new subordinated unsecured promissory notes in an aggregate principal amount of $2,000,000 (the “Parent Notes”), and Bank hereby consents to such acquisition and the issuance of the Parent Notes and agrees that the Parent Notes constitute “Permitted Indebtedness” under the Loan Agreement, provided that Target becomes a borrower under the Loan Agreement and other Loan Documents in accordance with the terms set forth herein, and subject to the timely satisfaction of the following terms and conditions, in form and substance satisfactory to Bank: (a) within one Business Day following the 3VR Closing Date (defined below), Parent (i) delivers to Bank the fully executed copy of the acquisition documents, together with all schedules and exhibits; (ii) causes Target to execute and deliver to Bank a joinder agreement in substantially similar form as Appendix I attached hereto, an intellectual property security agreement, a corporate resolutions and incumbency certificate (including Target’s then-current articles of incorporation and bylaws), and such other documents, agreements and instruments as Bank may reasonably request, in connection with joining Target as a Borrower under the Loan Documents; and (iii) provides Bank with evidence, in form and substance satisfactory to Bank, that any Liens on Target or its property (other than Permitted Liens) have been terminated, and (b) Parent causes the holders of the Parent Notes to execute and deliver a subordination agreement in favor of Bank in form and substance satisfactory to Bank within ten Business Days following the 3VR Closing Date (defined below). For the sake of clarity, failure to timely comply with any of the foregoing shall constitute an Event of Default for which no cure period shall automatically apply.

2.Bank consents to the existing Indebtedness currently owing by Target owing to Opus Bank that will remain outstanding following the 3VR Closing Date and the Lien on Target’s assets in favor of Opus Bank securing such Indebtedness, and such Indebtedness constitutes “Permitted Indebtedness” under the Loan Agreement and such Lien constitutes a “Permitted Lien” under the Loan Agreement, provided that (x) Parent does not assume or otherwise become liable for any obligations (contingent or otherwise) with respect to such Indebtedness owing by Target, (y) the consummation of Parent’s acquisition of Target does not constitute an event of default under the loan documents with Target’s loan documents with Opus Bank and (z) such Indebtedness is repaid in full and such Lien is terminated (and Bank receives evidence satisfactory to Bank of such repayment and termination) within five (5) Business Days of the 3VR Closing Date.

3.Borrower acknowledges and agrees that no Accounts or Inventory of Target shall be included in the Borrowing Base until after (i) the completion of an audit of Target’s Collateral, the results of which shall be satisfactory to Bank and (ii) Bank has received evidence of the termination of all Liens in favor of Opus Bank (including the termination of all UCC Financing Statements).

4.The following definitions are added to Section 1.1 of the Loan Agreement:

“3VR Closing Date” means the closing of Parent’s acquisition of the capital stock of Target.

“Target” means 3VR Security, Inc., a California corporation.

5.Section 6.8 of the Loan Agreement is amended by the phrase “at least eighty five percent (85%) of Borrowers’ total aggregate domestic cash” replacing the phrase “at least eighty five percent (85%) of Borrowers’ total domestic cash” therein.

6.Section 6.12 of the Loan Agreement is amended and restated in its entirety to read as follows:

6.12Post-Acquisition Covenants.  Borrowers shall deliver to Bank the following, each in form and substance satisfactory to Bank: (a) within thirty (30) days following the 3VR Closing Date, (i) a landlord consent with respect to Target’s leased location(s); (ii) Target’s year-to-date financial statements as of December 31, 2017, along with aged listings of Target’s accounts receivable an accounts payable and an inventory report; and (iii) insurance certificates and endorsements evidencing the addition of Bank as an additional insured and lose payee under Target’s insurance policies; (b) within forty-five (45) days following the 3VR Closing Date, account control agreements with respect to Target’s bank accounts maintained outside of Bank; and (c) within ten Business Days following the 3VR Closing Date, a fully executed subordination agreement in favor of Bank with respect to the promissory notes issued by Parent (the “Seller Notes”).

7.The following is added as a new Section 7.12 to the end of Section 7 of the Loan Agreement:

7.12 Seller Notes. Borrower shall not make any payment on account of the Seller Notes unless (i) such payments are made by Borrower from cash proceeds received by Borrower from the sale and issuance of its equity securities on and after December 2017, (ii) no Event of Default has occurred that is continuing or would exist immediately after giving effect to such payment, and (iii) Borrower provides Bank with prior written notice of such payments being made and along evidence satisfactory to Bank of Borrower’s compliance with the foregoing clause (i).

8.Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

9.Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

10.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.  Notwithstanding the foregoing, Borrowers shall deliver all original signed documents requested by Bank no later than five (5) Business Days following the date of execution.

11.As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)this Amendment, duly executed by Parent;

(b)amendment to intercreditor agreement with Venture Lending & Leasing VII, Inc. and Venture Lending & Leasing VIII, Inc.;

(c)payment of all Bank Expenses incurred through the date of this Amendment; and

(d)such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

IDENTIV, INC.

By:	/s/ Sandra Wallach
Name:	Sandra Wallach
Title:	CFO

EAST WEST BANK

By:	/s/ Kelvin Chan
Name:	Kelvin Chan
Title:	Managing Director

APPENDIX I

JOINDER AGREEMENT

This Joinder Agreement (the “Joinder”) is entered into as of February __, 2018 by and among 3VR Security, Inc. (“Target”), Identiv, Inc. (“Parent”) and East West Bank (“Bank”).

RECITALS

Parent and Bank are parties to that certain Loan and Security Agreement dated as of February 8, 2017, as amended from time to time (the “Loan Agreement”).  By execution below, the parties desire to join Target as a borrower under the Loan Agreement in accordance with the terms set forth in this Joinder.

AGREEMENT

1.ADDITION OF CO-BORROWER. Target is hereby added to the Loan Agreement as a “Borrower” thereunder, and each reference to “Borrower” in the Loan Agreement and any other Loan Document shall mean and refer to each of Parent and Target thereunder, individually and collectively.  Target assumes, as a joint and several obligor thereunder, all of the Obligations, liabilities and indemnities of a Borrower under the Loan Agreement and all other Loan Documents; and covenants and agrees to be bound by and adhere to all of the terms, covenants, waivers, releases, agreements and conditions of or respecting a Borrower with respect to the Loan Agreement and the other Loan Documents and all of the representations and warranties contained in the Loan Agreement and the other Loan Documents with respect to a Borrower. Without limiting the generality of the foregoing, Target grants Bank a security interest in the Collateral described on Exhibit A to the Loan Agreement to secure performance and payment of all Obligations under the Loan Agreement, and authorizes Bank to file financing statements or other instruments with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder and under the Loan Documents.

2.ADDITIONAL DOCUMENTS.  In connection with and in furtherance of the foregoing, Target hereby also delivers to Bank the following documents:

(a)corporate resolutions and incumbency certificate duly executed by Target, with certified copies of Target’s articles of incorporation and bylaws;

(b)intellectual property security agreement duly executed by Target; and

(c) such other documents, instruments and agreements as Bank may reasonably request.

3.MISCELLANEOUS.  Unless otherwise defined, all initially capitalized terms in this Joinder shall be as defined in the Loan Agreement.  The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  In the event that any signature to this Joinder is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

[signature page follows]

In Witness Whereof, the undersigned has executed this Joinder as of the date set forth above.

TARGET:

3VR Security, Inc.

By:	/s/ Sandra Wallach
Name:	Sandra Wallach
Title:	CFO

PARENT:

IDENTIV, INC.

By:	/s/ Steven Humphreys
Name:	Steven Humphreys
Title:	CEO

BANK:

EAST WEST BANK

By:	/s/ Kelvin Chan
Name:	Kelvin Chan
Title:	Managing Director